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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        NATIONAL SERVICE INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                            58-0364900
(State or other  jurisdiction  of                            (IRS Employer
incorporation or organization)                             Identification No.)


               1420 Peachtree Street, N.E., Atlanta, Georgia 30309 (Address of Principal Executive Offices) (Zip Code)


                    NORTH BROS., INC. 401(K) RETIREMENT PLAN
                               FOR FIELD EMPLOYEES
            (FORMERLY THE INSULATION DIVISION 401(K) RETIREMENT PLAN
                              FOR FIELD EMPLOYEES)
                            (Full title of the Plan)


                                Kenyon W. Murphy
                        National Service Industries, Inc.
                                   NSI Center
                           1420 Peachtree Street, N.E.
                             Atlanta, Georgia 30309
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (404) 853-1440


  ===========================================================================

                   Withdrawal of Securities from Registration

     Registrant  by  this  Post-Effective   Amendment  No.  1  de-registers  the
participation interests remaining unsold under the Plan and the remaining shares of the Registrant's common stock which could have been acquired under the Plan.

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                                     PART II

Item 8. Exhibits.

     24 Powers of Attorney authorizing certain persons to sign amendments to the Registration Statement on behalf of certain directors and officers of the Registrant are incorporated by reference to Exhibit 24 to the Registration Statement on Form S-8



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 25th day of August, 1997.

                                         NATIONAL SERVICE INDUSTRIES, INC.




                                        By:  s/ Kenyon W. Murphy
                                             Kenyon W. Murphy
                                             Vice-President, Secretary and
                                             Associate Counsel

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                          TITLE                            DATE


s/ James S. Balloun        Chairman of the Board, President      August 25, 1997
James S. Balloun           and Chief Executive Officer


s/ Brock Hattox            Executive Vice President and Chief    August 25, 1997
Brock Hattox               Financial Officer


s/ Mark R. Bachmann        Vice President and Controller         August 25, 1997
Mark R. Bachmann


s/ Robert M. Holder, Jr.* Director                               August 25, 1997
Robert M. Holder, Jr.


s/ David Levy             Director                               August 25, 1997
David Levy


s/ Bernard Marcus*        Director                               August 25, 1997
Bernard Marcus


s/ John G. Medlin, Jr.*   Director                               August 25, 1997
John G. Medlin, Jr.


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s/ Betty L.  Siegel*      Director                               August 25, 1997
Betty L.  Siegel


 * By: s/ David Levy
          David Levy, Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 25, 1997.

                    NORTH BROS., INC. 401(K) RETIREMENT PLAN
                    FOR FIELD EMPLOYEES (formerly the Insulation Division 401(k) Retirement Plan for Field Employees)

                    By:    National Service Industries, Inc., Plan Administrator


                           By:      s/ James S. Balloun
                                    James S. Balloun
                                    Chairman of the Board, President and
                                    Chief Executive Officer

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